Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS THIRD QUARTER 2020 RESULTS

REOPENING OF HOTELS AND RESORTS
▪ 39 hotels and resorts currently open, which is approximately three-fourths of the Company’s portfolio; these 39 properties accounted for 76% of Pebblebrook’s 2019 Hotel EBITDA
▪ Demand in the third quarter continued to increase from the second quarter’s all-time low, with healthy leisure business throughout the quarter and a modest post-Labor Day improvement in business travel
▪ In October, the Company reopened Hotel Vintage Portland, Hotel Zena Washington DC, The Heathman in Portland, and Hotel Vintage Seattle

AVERAGE MONTHLY CASH BURN
▪ Monthly cash burn at the Company’s hotels continues to be reduced as the demand recovery continues, additional properties reopen and operating performance ramps up
▪ Monthly hotel portfolio cash burn is currently running at $5 to $8 million; a $10 million reduction to the Company’s early May midpoint estimate
▪ Total monthly corporate cash burn is now running at $16 to $21 million; a $9 million reduction to the Company’s early May midpoint estimate

BALANCE SHEET & LIQUIDITY
▪ As of September 30, 2020, cash on hand of $217.0 million and liquidity of $570.2 million, which includes $353.2 million available on the Company’s $650.0 million credit facility
▪ Net debt to depreciated book value at the end of Q3 2020: 38%

2020 OUTLOOK	▪ Given the uncertainties related to the pandemic, its impact on travel, and variable government restrictions, the Company is unable to provide a 2020 Outlook at this time
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

“

Throughout the summer, leisure demand continued to improve across the travel and hotel industries and remained unseasonably healthy post-Labor Day, benefitting our properties and particularly our drive-to resorts and urban getaway hotels. Furthermore, business travel began a modest improvement, indicative of more companies and businesses choosing to get back on the road. Finally, we’ve seen some modest pickup in small group business. This steady but slow recovery in hotel demand has led to improved operating performance and a continuing reduction in our hotel and corporate cash burn from the historic lows in the second quarter. Although we do not expect to eliminate our cash burn before year-end, we are incrementally more optimistic as our improved, efficient hotel operating models materially enhance our bottom-line results. However, we remain cautious about operating trends as we head into winter, due to the recent rise in COVID-19 cases and the predicted second wave.”

- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter		Nine Months Ended September 30,
	2020	2019	2020	2019

	($ in millions except per share and RevPAR data)

Net income (loss)	($130.6)	$30.0	($219.4)	$96.2

Same-Property Room Revenues(1)	$51.3	$279.6	$231.7	$784.7
Same-Property Room Revenues growth rate	(81.6%)		(70.5%)

Same-Property Total Revenues(1)	$77.0	$398.5	$355.1	$1,137.3
Same-Property Total Revenues growth rate	(80.7%)		(68.8%)

Same-Property Total Expenses(1)	$96.2	$261.5	$374.5	$762.7
Same-Property Total Expense growth rate	(63.2%)		(50.9%)

Same-Property EBITDA(1)	($19.3)	$137.0	($19.4)	$374.5
Same-Property EBITDA growth rate	(114.1%)		(105.2%)

Adjusted EBITDAre(1)	($27.6)	$136.5	($41.8)	$378.5
Adjusted EBITDAre growth rate	(120.2%)		(111.1%)

Adjusted FFO(1)	($66.6)	$100.5	($125.9)	$272.9
Adjusted FFO per diluted share(1)	($0.51)	$0.77	($0.96)	$2.08
Adjusted FFO per diluted share growth rate	(166.2%)		(146.2%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

"Our hotels experienced improved operating and financial performance each month during the third quarter, and October appears to be tracking in line with September’s results,” noted Mr. Bortz. “Combined with our revised hotel operating models following COVID-19, our hotels are running with lower operating expenses, which is enabling them to achieve profitability sooner than we would have anticipated several months ago. Our zero-based budgeting has been embraced by our hotel teams working closely with our asset managers. This is encouraging and will enable our hotels to drive more EBITDA to the bottom line and outperform other hotels in their markets as the recovery accelerates in 2021. We appreciate all the sacrifices that our hotel teams, operating companies and corporate staff have made to get through this unprecedented period, as we get through this together.”

During the third quarter, occupancy at our open hotels improved from 28.4 percent in July with 23 hotels open, to 30.4 percent in August with 34 hotels open, to 38.3 percent in September with 35 hotels open. The Company’s open hotels generated $700 thousand of Hotel EBITDA in the quarter, even after the negative impact of $2.1 million of retail rent write-offs and straight-line rent adjustments. The Company’s resort portfolio, of which all 8 hotels were open throughout the quarter, generated $12.6 million of Hotel EBITDA, with an occupancy of 51.3 percent and an ADR of $302.78, a rate that was 10.3 percent higher than last year’s third quarter.

Estimated Monthly Cash Use

The Company estimates that its monthly cash use for the third quarter averaged approximately $18.0 million (excluding capital investments) based on the following:

•Average hotel-level monthly cash use of approximately $6.0 million, excluding one-time expenses;
•Corporate-level monthly G&A cash use of $2.0 million; and
•Corporate finance-related monthly cash use of $10.0 million, which includes interest payments on the Company’s outstanding debt as well as both common and preferred dividend payments.

If the recovery continues, demand gradually improves, recently reopened hotel performance ramps up and additional hotels reopen, monthly cash use should continue to be reduced.

Capital Investments and Strategic Property Redevelopments

In the third quarter of 2020, the Company completed $20.8 million of capital investments throughout its portfolio. The Company has completed $110.4 million of capital investments and projects year to date through September 2020. The Company expects to invest an additional $15.0 to $20.0 million during the remainder of 2020.

The Company is excited to announce the redevelopment, transformation, and opening of Hotel Zena Washington DC on October 8, 2020. This groundbreaking hotel, dedicated to female empowerment, is the first of its kind. Hotel Zena Washington DC also marks the Company’s seventh hotel in its proprietary Unofficial Z Collection and the first on the East Coast. In addition to celebrating women’s accomplishments on the 100th anniversary of the Women’s Right to Vote, Hotel Zena Washington DC showcases a spectacular diverse art collection with over 60 gallery-quality art pieces commissioned specifically for this unique and powerful hotel.

Since the beginning of 2020, the Company has completed the transformational redevelopments of a number of hotels and resorts that were part of the LaSalle legacy portfolio acquired in late 2018, including Chaminade Resort & Spa, San Diego Mission Bay Resort (formerly Hilton San Diego Resort & Spa), Viceroy Washington DC (formerly Mason & Rook Hotel), Hotel Zena Washington DC (formerly Donovan Hotel), Viceroy Santa Monica Hotel and Le Parc Suite Hotel.

As a result of the Company’s extensive and comprehensive capital investments, redevelopments and transformations completed over the last few years, its portfolio is currently in outstanding condition. Over the last five years, 40 of the Company’s 53 hotels and resorts have completed transformational redevelopments or comprehensive renovations.

Balance Sheet and Liquidity

As of September 30, 2020, the Company had $217.0 million of consolidated cash, cash equivalents, and restricted cash in addition to $353.2 million of additional undrawn availability on its senior unsecured revolving credit facility, for a total of $570.2 million of liquidity. The Company had $2.4 billion in consolidated unsecured debt at an effective weighted-average interest rate of 3.8 percent. Approximately $1.7 billion, or 73 percent of the Company's total outstanding debt, was at a weighted-average fixed interest rate of 4.2 percent, and approximately $0.6 billion, or 27 percent, was at a weighted-average floating interest rate of 2.4 percent. Of the Company's outstanding debt, $2.0 billion was in the form of unsecured term loans, and $290.0 million was outstanding on its $650.0 million senior unsecured revolving credit facility. The Company has no material debt maturities until November 2022.

Common and Preferred Dividends

On September 15, 2020, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;;
▪$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and
▪$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

Update on Strategic Dispositions

During the third quarter, the Company completed the sale of Union Station Hotel Nashville, Autograph Collection in Nashville, Tennessee for $56.0 million. In combination with the $331.0 million of hotel property sales from the first quarter of 2020, the Company has sold a total of $387.0 million of hotel properties year to date.

2020 Outlook

The Company continues to be unable to provide an outlook due to the uncertainties caused by the COVID-19 pandemic. It intends to issue new guidance when it has more clarity on government restrictions, advances in health solutions, the economy, travel demand, and more predictable overall operating fundamentals and trends.

Third Quarter 2020 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 30, 2020, at 9:00 AM ET. Please dial (877) 705-6003 approximately ten minutes before the call begins to participate in the conference call. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guestrooms across 14 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of the Company’s cash burn rate; descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 29, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,980,580	$6,332,587
Cash and cash equivalents	204,553	30,098
Restricted cash	12,422	26,777
Hotel receivables (net of allowance for doubtful accounts of $388 and $738, respectively)	11,312	49,619
Prepaid expenses and other assets	56,922	59,474
Total assets	$6,265,789	$6,498,555

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$290,000	$165,000
Term loans, net of unamortized deferred financing costs	1,964,501	1,964,657
Senior unsecured notes, net of unamortized deferred financing costs	99,565	99,563
Accounts payable, accrued expenses and other liabilities	247,623	260,166
Lease liabilities - operating leases	255,177	256,271
Deferred revenues	33,965	57,704
Accrued interest	5,533	4,694
Distribution payable	9,306	58,564
Total liabilities	2,905,670	2,866,619
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at September 30, 2020 and December 31, 2019), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,673,300 shares issued and outstanding at September 30, 2020 and 130,484,956 shares issued and outstanding at December 31, 2019	1,307	1,305
Additional paid-in capital	4,092,602	4,069,410
Accumulated other comprehensive income (loss)	(69,663)	(24,715)
Distributions in excess of retained earnings	(671,667)	(424,996)
Total shareholders' equity	3,352,783	3,621,208
Non-controlling interests	7,336	10,728
Total equity	3,360,119	3,631,936
Total liabilities and equity	$6,265,789	$6,498,555

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Revenues:
Room	$51,337	$296,622	$239,279	$851,899
Food and beverage	12,454	90,088	82,635	274,803
Other operating	13,189	36,842	46,765	106,102
Total revenues	$76,980	$423,552	$368,679	$1,232,804

Expenses:
Hotel operating expenses:
Room	$15,835	$71,878	$75,390	$209,707
Food and beverage	10,578	64,690	66,144	194,981
Other direct and indirect	44,538	110,922	171,456	330,617
Total hotel operating expenses	70,951	247,490	312,990	735,305
Depreciation and amortization	56,696	69,775	168,044	177,376
Real estate taxes, personal property taxes, property insurance, and ground rent	27,947	31,588	85,173	94,009
General and administrative	7,466	8,315	38,259	25,753
Transaction costs	10,339	4,035	10,474	7,576
Impairment loss	—	—	20,570	—
(Gain) loss on sale of hotel properties	47	—	(117,401)	—
(Gain) loss and other operating expenses	917	1,529	3,753	6,219
Total operating expenses	174,363	362,732	521,862	1,046,238
Operating income (loss)	(97,383)	60,820	(153,183)	186,566
Interest expense	(27,514)	(26,465)	(75,196)	(84,512)
Other	115	7	442	23
Income (loss) before income taxes	(124,782)	34,362	(227,937)	102,077
Income tax (expense) benefit	(5,778)	(4,382)	8,531	(5,924)
Net income (loss)	(130,560)	29,980	(219,406)	96,153
Net income (loss) attributable to non-controlling interests	(253)	89	(535)	254
Net income (loss) attributable to the Company	(130,307)	29,891	(218,871)	95,899
Distributions to preferred shareholders	(8,139)	(8,139)	(24,417)	(24,417)
Net income (loss) attributable to common shareholders	$(138,446)	$21,752	$(243,288)	$71,482

Net income (loss) per share available to common shareholders, basic	$(1.06)	$0.17	$(1.86)	$0.55
Net income (loss) per share available to common shareholders, diluted	$(1.06)	$0.17	$(1.86)	$0.55

Weighted-average number of common shares, basic	130,645,990	130,484,956	130,588,765	130,467,193
Weighted-average number of common shares, diluted	130,645,990	130,622,130	130,588,765	130,690,342

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net income (loss)	$(130,560)	$29,980	$(219,406)	$96,153
Adjustments:
Depreciation and amortization	56,587	69,712	167,716	177,195
(Gain) loss on sale of hotel properties	47	—	(117,401)	—
Impairment loss	—	—	20,570	—
FFO	$(73,926)	$99,692	$(148,521)	$273,348
Distribution to preferred shareholders	(8,139)	(8,139)	(24,417)	(24,417)
FFO available to common share and unit holders	$(82,065)	$91,553	$(172,938)	$248,931
Transaction costs	10,339	4,035	10,474	7,576
Non-cash ground rent	921	1,318	2,820	3,274
Management/franchise contract transition costs	136	810	618	4,783
Interest expense adjustment for acquired liabilities	322	216	776	689
Capital lease adjustment	805	810	2,405	2,193
Non-cash amortization of acquired intangibles	(290)	(315)	(929)	(1,050)
Gain on insurance settlement	—	—	—	(672)
Business interruption proceeds	—	—	—	672
Non-cash interest expense	1,379	1,379	4,122	4,761
One-time operation suspension expenses	1,844	—	10,704	—
Non-cash canceled share-based compensation	—	—	16,001	—
Early extinguishment of debt	—	726	—	1,698
Adjusted FFO available to common share and unit holders	$(66,609)	$100,532	$(125,947)	$272,855

FFO per common share - basic	$(0.63)	$0.70	$(1.32)	$1.90
FFO per common share - diluted	$(0.63)	$0.70	$(1.32)	$1.90
Adjusted FFO per common share - basic	$(0.51)	$0.77	$(0.96)	$2.09
Adjusted FFO per common share - diluted	$(0.51)	$0.77	$(0.96)	$2.08

Weighted-average number of basic common shares and units	130,906,706	130,854,912	130,849,481	130,837,149
Weighted-average number of fully diluted common shares and units	130,906,706	130,992,086	130,849,481	131,060,298

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation and early extinguishment of debt: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net income (loss)	$(130,560)	$29,980	$(219,406)	$96,153
Adjustments:
Interest expense	27,514	26,465	75,196	84,512
Income tax expense (benefit)	5,778	4,382	(8,531)	5,924
Depreciation and amortization	56,696	69,775	168,044	177,376
EBITDA	$(40,572)	$130,602	$15,303	$363,965
(Gain) loss on sale of hotel properties	47	—	(117,401)	—
Impairment loss	—	—	20,570	—
EBITDAre	$(40,525)	$130,602	$(81,528)	$363,965
Transaction costs	10,339	4,035	10,474	7,576
Non-cash ground rent	921	1,318	2,820	3,274
Management/franchise contract transition costs	136	810	618	4,783
Non-cash amortization of acquired intangibles	(290)	(315)	(929)	(1,050)
Gain on insurance settlement	—	—	—	(672)
Business interruption proceeds	—	—	—	672
One-time operation suspension expenses	1,844	—	10,704	—
Non-cash canceled share-based compensation	—	—	16,001	—
Adjusted EBITDAre	$(27,575)	$136,450	$(41,840)	$378,548

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3	x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8	x	5.7%	552
Rouge Hotel	9/12/2019	42.0	17.4	x	5.0%	307
Hotel Madera	9/26/2019	23.3	14.3	x	5.7%	284
Topaz Hotel	11/22/2019	33.1	19.5	x	4.4%	334
InterContinental Buckhead Atlanta / Sofitel Washington DC Lafayette Square	3/6/2020	331.0	14.2	x	6.1%	502
Union Station Hotel Nashville, Autograph Collection	7/29/2020	56.0	8.1	x	11.1%	448

Total / Average		$1,720	14.8	x	5.82%	$410

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Same-Property Occupancy	19.5%	87.5%	26.5%	83.3%
Increase/(Decrease)	(77.7%)		(68.2%)
Same-Property ADR	$215.95	$262.63	$242.19	$261.61
Increase/(Decrease)	(17.8%)		(7.4%)
Same-Property RevPAR	$42.17	$229.75	$64.15	$218.01
Increase/(Decrease)	(81.6%)		(70.6%)

Same-Property Total RevPAR	$63.22	$327.44	$98.28	$315.98
Increase/(Decrease)	(80.7%)		(68.9%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in both 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Union Station Hotel Nashville, Autograph Collection for Q3 in both 2020 and 2019 due to its sale in the third quarter of 2020.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2020	2020
Same-Property RevPAR variance to prior-year period:
Southern Florida	(31.6%)	(37.8%)
San Diego	(53.4%)	(58.9%)
Other	(79.2%)	(73.1%)
Portland	(84.1%)	(74.1%)
Los Angeles	(84.5%)	(70.2%)
Boston	(85.1%)	(77.4%)
Washington DC	(95.4%)	(81.6%)
Chicago	(96.3%)	(84.4%)
Seattle	(97.9%)	(83.5%)
San Francisco	(98.4%)	(75.2%)

East Coast	(80.0%)	(69.5%)
West Coast	(81.0%)	(69.9%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in both 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Union Station Hotel Nashville, Autograph Collection for Q3 in both 2020 and 2019 due to its sale in the third quarter of 2020.

"Other" includes Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Same-Property Revenues:
Room	$51,337	$279,618	$231,745	$784,668
Food and beverage	12,460	83,497	77,200	251,640
Other	13,161	35,401	46,108	100,968
Total hotel revenues	76,958	398,516	355,053	1,137,276

Same-Property Expenses:
Room	$15,839	$67,178	$72,953	$192,149
Food and beverage	10,565	60,152	62,976	179,182
Other direct	3,010	6,353	8,975	17,831
General and administrative	11,724	29,068	45,318	86,265
Information and telecommunication systems	3,284	5,291	11,580	15,811
Sales and marketing	8,038	28,525	37,383	83,201
Management fees	1,868	12,116	8,792	34,161
Property operations and maintenance	6,657	12,051	22,736	35,685
Energy and utilities	6,272	9,663	17,873	26,344
Property taxes	18,914	18,185	57,353	55,720
Other fixed expenses	10,073	12,926	28,547	36,399
Total hotel expenses	96,244	261,508	374,486	762,748

Same-Property EBITDA	$(19,286)	$137,008	$(19,433)	$374,528

Same-Property EBITDA Margin	(25.1%)	34.4%	(5.5%)	32.9%

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2020 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in both 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Union Station Hotel Nashville, Autograph Collection for Q3 in both 2020 and 2019 due to its sale in the third quarter of 2020.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	79%	82%
ADR	$251	$268	$263	$247	$258
RevPAR	$189	$233	$230	$194	$211

Hotel Revenues	$331.5	$406.0	$398.5	$355.0	$1,491.0
Hotel EBITDA	$90.0	$147.1	$137.0	$102.0	$476.0
Hotel EBITDA Margin	27.2%	36.2%	34.4%	28.7%	31.9%

	First Quarter	Second Quarter	Third Quarter
	2020	2020	2020

Occupancy	56%	3%	20%
ADR	$250	$266	$216
RevPAR	$139	$9	$42

Hotel Revenues	$252.8	$22.3	$77.0
Hotel EBITDA	$39.0	$(40.6)	$(19.3)
Hotel EBITDA Margin	15.4%	(182.2)%	(25.1)%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2020 as if they were owned as of January 1, 2019. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.